UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2021

SCOUTCAM INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-188920	847-4257143
(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 7A, Industrial Park

P.O. Box 3030, Omer, Israel 8496500

(Address of principal executive offices) (Zip Code)

Tel: +972 73 370-4691

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Chief Executive Officer

On March 7, 2021, the Company terminated the employment of Dr. Yaron Silberman as Chief Executive Officer of ScoutCam Inc. (the “Company”), effective as of March 31, 2021.

Appointment of Chief Executive Officer

On February 1, 2021, the Board resolved to appoint Mr. Yovav Sameah to serve as Chief Executive Officer of the Company, which appointment shall enter into effect on April 15, 2021. Below is a description of the relevant business experience for Mr. Sameah:

Mr. Yovav Sameah (48) will serve as Chief Executive Officer of the Company beginning April 15, 2021. Prior to his position with the Company, Mr. Sameah was the Chief Executive Officer of Frontline PCB Solutions, a non-public worldwide leading provider of Pre-Production and Industry 4.0 SW solutions in the PCB industry, and the subsidiary of KLA-Tencor Corp. (Nasdaq: KLAC). From September 2013 until July of 2015, Mr. Sameah was the Corporate Vice President and Chief Products Officer at Orbotech Ltd. (acquired by KLA-Tencor in February of 2019). Prior to that, Mr. Sameah held a variety of roles at Orbotech, including Vice President of Electronic Components Manufacturers Business (PCB Division) from September 2012 until September 2013, and Vice President AOI & Repair Product Line (PCB Division) from March 2008 until March 2012. Mr. Sameah holds both a BSc in chemical engineering and an MBA from Ben-Gurion University, Israel.

In connection with the appointment of Mr. Sameah as the Company’s Chief Executive Officer, the Company entered into an Employment Agreement with Mr. Sameah that provides for the terms and conditions of his employment as the Company’s Chief Executive Officer. The agreement provides for a monthly base salary of NIS 68,000. The agreement also provides that Mr. Sameah is entitled to receive an equity grant of options to purchase shares of the Company’s common stock, par value $0.001 per share, representing 3% of the outstanding share capital of the Company as of April 15, 2021 (the “Options”), and, furthermore, Mr. Sameah will receive anti-dilution protection for the Options in the event the Company executes a financing transaction of up to $11 million prior to April 15, 2022. Additionally, the Company agreed to pay Mr. Sameah both (i) a signing bonus in the aggregate amount of $50,000, which is contingent upon Mr. Sameah’s continued employment for a period of two years; and (ii) an annual bonus (both in the form of an equity and cash), pursuant to certain pre-determined objectives set forth by the Company’s board of directors prior to each fiscal year. In accordance with the terms of Mr. Sameah’s Employment Agreement, he will also receive additional benefits customary for an executive officer of his experience and for companies of similar stature and standing to that of the Company.

There are no other arrangements or understandings pursuant to which Mr. Sameah was appointed Chief Executive Officer. There are no family relationships among any of the Company’s directors, executive officers, and Mr. Sameah. Except for the Employment Agreement described above, there are no related party transactions between the Company and Mr. Sameah reportable under Item 404 of Regulation S-K.

Item 8.01. Other Matters

On March 8, 2021, the Company issued a press release announcing the matters disclosed in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Number	Description
10.1	Employment Agreement, by and between Yovav Sameah and ScoutCam Ltd.
99.1	Press release titled “ScoutCam Appoints Seasoned Hi-Tech Executive Yovav Sameah as Chief Executive Officer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOUTCAM INC.

	By:	/s/ Tanya Yosef
	Name:	Tanya Yosef
	Title:	Chief Financial Officer

Date: March 8, 2021